Superior Venture Corp.

Suite 220 - 2 Old Brompton Road

South Kensington, London

SW7 3DQ

United Kingdom

News Release

Superior Venture Corp. Subsidiary, Ilustrato Pictures Reaches Breakthrough Agreement With Chinese Firm Wuxi Studios
For US$15 Million Co-Development Deal

London, England – PR Web – Dec. 4, 2012 – Superior Venture Corp. ("Superior" or “the Company”) (OTCQB:SVEN) through its wholly owned subsidiary Ilustrato Pictures Limited (“Ilustrato”), has reached a breakthrough agreement with Wuxi Studios to co-develop a USD $15 million motion picture for both the domestic Chinese market, and the oversea international market.

The film Deep Sea Apocalypse is the first in a series of two films that the companies plan to produce together. Written and directed by disaster specialist Tony Mitchell (Super Volcano, Flood), the Chinese financing of the picture was arranged by Wang Lifeng, Executive Director of Wuxi Studios in China. Mr. Wang is also head of Wuxi’s USD $150 million equity production fund.

Brian Hammond, Company President and CEO of Superior Venture Corp. states, “Deep Sea Apocalypse will be a breakthrough picture for both our companies. It is one of the first disaster movies produced in China for the Chinese and international oversea markets. It fits our model for development that ensures our contribution of western style film making with true financial and production participation by a significant domestic Chinese partner. We are looking forward to working with Wuxi Studios and Mr. Wang.”

Wuxi Studios is a USD $1.4 billion development project that includes 11 sound stages, post-production facilities and animation studios in Wuxi, a city of 7.5 million people just outside Shanghai.

About Superior Venture Corp.

Superior Venture Corp. is a US based public company. Its wholly owned subsidiary, Ilustrato Pictures Limited is an international motion picture development and production company seeking to co-create feature film projects with Chinese film companies. All of its projects are financed, produced and distributed in partnership with domestic Chinese companies. Ilustrato Pictures has developed extensive infrastructure and distribution networks in China –the fastest growing and most dynamic movie market in the world.

For more information see www.superiorventurecorp.com

Contact:

Investor Relations
Tel: +44 (0) 207 543 7720

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Superior Venture Corp.. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the advantages of Superior Venture’s products and services, anticipated advantages resulting from the merger, whether funding anticipated from completing the merger will result in successful completion and development of the film development component of the business and its market acceptance, the business strategy, plans and objectives of the Company and Ilustrato Pictures Ltd.; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results and ultimate corporate actions could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the perception of investors of the newly merged company and their willingness to fund this newly public company, the demand for films and film development, new products and services developed by other companies, market share garnered by competitors, ability to maintain customer and vendor relationships, and those factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov), among other factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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